Exhibit 99.1

For more information contact:

Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Synaptics Reports Record Results for First Quarter of Fiscal 2009
Santa Clara, CA – October 23, 2008 – Synaptics (Nasdaq: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the first quarter ended September 30, 2008. The Company’s GAAP results reflect the expensing of non-cash share-based compensation for all periods presented.
Net revenue for the first quarter of fiscal 2009 was $115.9 million, an increase of approximately 34% over $86.7 million in net revenue for the first quarter of fiscal 2008. Net income for the first quarter of fiscal 2009 was $14.0 million, or $0.39 per diluted share, compared with net income of $11.3 million, or $0.27 per diluted share, for the first quarter of fiscal 2008. Net income, excluding non-cash charges for share-based compensation, was $17.9 million, or $0.50 per diluted share, for the first quarter of fiscal 2009, compared with net income, excluding share-based compensation and non-recurring items, of $14.8 million, or $0.36 per diluted share, for the first quarter of fiscal 2008.
“We posted record revenue and net income per diluted share for the first quarter, with revenue exceeding $100 million for the first time in our history,” stated Francis Lee, Chairman and Chief Executive Officer of Synaptics. “Our growth strategies are clearly working as we achieve greater diversification across our target markets. While our business is not immune to market fluctuations and we are closely monitoring the current economic climate, we are well on track to achieving our third consecutive year of record revenue.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Our backlog increased more than two-fold to a record $103 million entering the December quarter; however, some recent shifts in order patterns suggest cautiousness on the part of our OEM customers. Based on our current backlog and visibility, we anticipate revenue in the December quarter will be $135 million to $145 million, an increase of 37% to 47% over the comparable quarter last year. In light of the prevalent general concerns regarding the global economy, and taking into consideration our outlook for the first half and expectations for the remainder of fiscal 2009, we currently expect our revenue to grow 25% to 35%, up from our original estimate of 20% to 30%.”
Earnings Call Information
The Synaptics first quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, October 23, 2008, during which the Company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-257-1927 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the Company’s Web site at www.synaptics.com.
About Synaptics Incorporated

Synaptics is a leading developer of human interface solutions for mobile computing, communications, and entertainment devices. The Company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The Company is headquartered in Santa Clara, California. www.synaptics.com
NOTE: Synaptics, TouchPad, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries.
Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses net income per share excluding share-based compensation and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and unusual or non-recurring items is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The Company presents net income excluding share-based compensation and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The Company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and unusual or non-recurring items. Net income excluding share-based compensation and unusual or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the Company’s GAAP net income. The principal limitations of this measure are that it does not reflect the Company’s actual expenses and may thus have the effect of inflating its net income and net income per share.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue and revenue growth rates; the success of our growth strategies its beliefs regarding the markets it serves; its position and opportunities in those markets; its assessment of market demands and trends in target markets; and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets it serves, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2008. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30,	June 30,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$112,063	$96,218
Short term investments	40,427	50,298

Total cash, cash equivalents, and short-term investments	152,490	146,516
Receivables, net of allowances of $539 and $539, respectively	86,598	69,362
Inventories	25,138	21,065
Prepaid expenses and other current assets	3,853	3,417

Total current assets	268,079	240,360

Property and equipment, net	24,203	22,459
Goodwill	1,927	1,927
Non-current investments	35,341	37,946
Other assets	4,183	3,669

Total assets	$333,733	$306,361

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,799	$27,784
Accrued compensation	6,464	6,510
Income taxes payable	8,415	7,095
Other accrued liabilities	8,502	9,120

Total current liabilities	53,180	50,509

Convertible senior subordinated notes	125,000	125,000
Other liabilities	18,200	17,075

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 42,835,461 and 42,500,535 shares issued, and 33,747,361 and 33,412,435 shares outstanding, respectively	43	43
Additional paid in capital	233,049	222,543
Less: 9,088,100 and 9,088,100 treasury shares, respectively, at cost	(237,387)	(237,387)
Retained earnings	144,854	130,895
Accumulated other comprehensive loss	(3,206)	(2,317)

Total stockholders’ equity	137,353	113,777

Total liabilities and stockholders’ equity	$333,733	$306,361

Note: All share amounts reflect the 3-for-2 stock split effected as a stock dividend and paid on August 29, 2008.

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007
Net revenue	$115,857	$86,692
Cost of revenue (1)	69,264	51,228

Gross margin	46,593	35,464
Operating expenses
Research and development (1)	15,805	10,402
Selling, general, and administrative (1)	14,570	10,750

Total operating expenses	30,375	21,152

Operating income	16,218	14,312
Interest income	1,258	2,995
Interest expense	(449)	(475)
Gain on settlement of debt	—	2,689
Impairment of investment	—	(4,000)

Income before income taxes	17,027	15,521
Provision for income taxes (2)	3,068	4,259

Net income	$13,959	$11,262

Net income per share:
Basic	$0.41	$0.29

Diluted	$0.39	$0.27

Shares used in computing net income per share:
Basic	33,640	39,315

Diluted	35,459	41,537

(1)	Includes share-based compensation charges of:

Cost of revenue	$411	$239
Research and development	2,016	1,171
Selling, general, and administrative	3,454	1,919

	$5,881	$3,329

(2)	Includes tax benefit for share-based compensation charges of:

	$1,968	$1,697

Non-GAAP net income per share:
Basic	$0.53	$0.38

Diluted	$0.50	$0.36

Note: All share and per share amounts reflect the 3-for-2 stock split effected as a stock dividend and paid on August 29, 2008.

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2008	2007
Numerator:
Basic and diluted net income	$13,959	$11,262

Denominator:
Shares, basic	33,640	39,315
Effect of dilutive share-based awards	1,819	2,222

Shares, diluted	35,459	41,537

Net income per share:
Basic	$0.41	$0.29

Diluted	$0.39	$0.27

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$13,959	$11,262
Non-GAAP adjustments:
Gain on settlement of debt, net of tax	—	(2,078)
Impairment of investment, net of tax	—	4,000
Share-based compensation, net of tax	3,913	1,632

Non-GAAP basic and diluted net income	$17,872	$14,816

Non-GAAP net income per share:
Basic	$0.53	$0.38

Diluted	$0.50	$0.36

Note: All share and per share amounts reflect the 3-for-2 stock split effected as a stock dividend and paid on August 29, 2008.